Exhibit 99.1

CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby agrees to be named in Amendment No. 2 to the Registration Statement on Form S-1 of Evolent Health, Inc. (the “Company”), as a person about to become a Director of the Company.

/s/ Bruce Felt	May 26, 2015
Bruce Felt